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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES*


                             Kevco Delaware, Inc.,
                            a Delaware corporation

                         Sunbelt Wood Components, Inc.
                            a Delaware corporation

                      Consolidated Forest Products, Inc.,
                            a Delaware corporation

                              Bowen Supply, Inc.,
                             a Georgia corporation


*    Direct and indirect subsidiaries of Kevco, Inc., a Texas corporation